Exhibit 4.1

PILGRIM’S PRIDE CORPORATION

AND

REGIONS BANK

AS TRUSTEE

GUARANTEED TO THE EXTENT SET FORTH THEREIN

BY THE GUARANTORS NAMED HEREIN.

INDENTURE

DATED AS OF [ ]

CROSS REFERENCE SHEET*

Provisions of the Trust Indenture Act of 1939 and the Indenture (the “Indenture”), dated as of [         ], by and among Pilgrim’s Pride Corporation, a Delaware corporation, the guarantors listed on Schedule 1 to the Indenture, and Regions Bank, as Trustee:

TIA Section	Indenture Section
310(a)(1)	Section 7.10
310(a)(2)	Section 7.10
310(a)(3)	Not applicable
310(a)(4)	Not applicable
310(a)(5)	Not applicable
310(b)	Section 7.03; Section 7.08; Section 7.10
310(b)(1)	Section 7.10
311(a)	Section 7.03; Section 7.11
311(b)	Section 7.03; Section 7.11
312(a)	Section 2.05
312(b)	Section 11.03
312(c)	Section 11.03
313(a)	Section 7.06
313(b)(1)	Section 11.01
313(b)(2)	Section 7.06
313(c)	Section 7.06; Section 11.02
313(d)	Section 7.06
314(a)	Section 4.03; Section 4.04; Section 11.02
314(b)	Section 11.01
314(c)(1)	Section 11.04(a)
314(c)(2)	Section 11.04(b)
314(c)(3)	Not applicable
314(d)	Section 11.01
314(e)	Section 11.05
314(f)	Not applicable
315(a)	Section 7.01(b)
315(b)	Section 7.05; Section 11.02
315(c)	Section 7.01(a)
315(d)	Section 7.01(c)
315(e)	Section 6.12
316(a)(1)A)	Section 6.05
316(a)(1)(B)	Section 6.04
316(a)(2)	Not applicable
316(a) (last sentence)	Section 2.16
316(b)	Section 6.08
316(c)	Section 2.12(b)
317(a)(1)	Section 6.09
317(a)(2)	Section 6.10
317(b)	Section 2.04; Section 7.12
318(a)	Section 11.01

*	This cross reference sheet shall not, for any purpose, be deemed to be a part of the Indenture.

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

SECTION 11.15 No Interpretation of Other Agreements	55
SECTION 11.16 U.S.A. Patriot Act	55
SECTION 11.17 Force Majeure	55
SECTION 11.18 Entire Agreement	55

INDENTURE dated as of [ ], by and among Pilgrim’s Pride Corporation, a Delaware corporation, (the “Company”), the entities listed on Schedule 1 hereto and Regions Bank, an Alabama state bank, as Trustee (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors (as defined below) or by supplemental indenture.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of each series of the Securities:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Certain Definitions.

“ABL Revolving Loan” means the revolving credit facility under the Fifth Amended and Restated Credit Agreement dated as of August 9, 2021 (as amended), among the Company, certain Subsidiaries of the Company, Cobank, ACB, as administrative agent and collateral agent, and the other lenders party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, authenticating agent or co-Registrar.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted using an implied interest rate of such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation;

(2) with respect to a partnership, the Board of Directors or similar board or committee or Person serving a similar function of the managing general partner of the partnership; and

(3) with respect to any other Person, the board or committee of that Person or any Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of such certification (and delivered to the Trustee, if appropriate).

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or the Corporate Trust Office are authorized or required by law to close.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares of corporate stock of that Person;

(2) with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person;

(3) with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and

(4) with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a financing lease obligation under GAAP.

“Cash Equivalents” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof and maturing within one year of acquisition thereof;

(2) investments in eurodollar time deposits, time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million and (a) in the case of such investments maturing later than 180 days from the date of acquisition thereof, whose long-term debt, or whose parent holding company’s long-term debt, is rated “BBB-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) and (b) in the case of such investments maturing not later than 180 days from the date of acquisition thereof, whose short term debt, or whose parent holding company’s long-term debt, is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act);

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 360 days after the date of acquisition, with an Investment Grade Rating at the time as of which any investment therein is made;

(5) investments in securities maturing not more than 360 days after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

(6) Debt or Preferred Stock issued by Persons with an Investment Grade Rating with maturities of 12 months or less from the date of acquisition;

(7) investments in mutual funds whose investment guidelines restrict substantially all of such funds’ investments to those satisfying the provisions of clauses (1) through (6) above; and

(8) in the case of any Foreign Subsidiary, investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) of this definition and are used in the ordinary course of business by similar companies for cash management purposes in the relevant jurisdiction.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, deposit and other accounts and merchant services.

“Closing Date” means the date on which the Securities of a particular series were originally issued under this Indenture.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Commission” means the Securities and Exchange Commission.

“Commodity Agreement” means any commodity futures contract, commodity option or similar agreement or arrangement designed to protect against fluctuations in the price of commodities.

“Company” means the party named as such above until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income, plus

(b) Consolidated Interest Expense of such Person for such period (including (x) net losses from Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u) through (1)(y) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence of Debt permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including, without limitation, (i) such fees, expenses or charges related to the offering of the Securities and the U.S. Credit Facilities and (ii) any amendment or other modification of the Securities, and, in each case, deducted in computing Consolidated Net Income, plus

(e) the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities, including any lease termination costs, severance costs, facility shutdown costs and other restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility, plus

(f) any other non-cash charges, including any write-off or write-downs, reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(h) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP, plus

(i) costs of surety bonds incurred in such period in connection with financing activities, plus

(j) the amount of net cost savings and synergies projected by the Company in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by management of the Company and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) no cost savings or synergies shall be added pursuant to this clause (j) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (k) below with respect to such period, plus

(k) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), plus

(l) restructuring charges or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure and/or consolidation of facilities and to exiting lines of business), plus

(m) the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility, plus

(n) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Capital Stock), plus

(o) the amount of expenses relating to payments made to option holders of any direct or indirect parent entity of the Company in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Indenture, plus

(p) with respect to any joint venture, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to the Company’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(q) the amount of any loss attributable to a new plant or facility until the date that is 18 months after the date of commencement of construction or the date of acquisition thereof, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Company, (B) losses attributable to such plant or facility after 18 months from the date of commencement of construction or the date of acquisition of such plant or facility, as the case may be, shall not be included in this clause (q) and (C) no amounts shall be added pursuant to this clause (q) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clauses (j) or (k) above with respect to such period;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; and

(3) increased (in the case of a loss) or decreased (in the case of a gain) by (without duplication) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances, including, without limitation, Currency Protection Agreements).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of:

(1) consolidated interest expense of that Person and its Restricted Subsidiaries for that period, to the extent such expense was deducted in computing Consolidated Net Income, including (or plus, to the extent not included in such consolidated interest expense):

(a) amortization of debt discount;

(b) the interest component of Capitalized Lease Obligations;

(c) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(d) interest actually paid by that Person or any of its Restricted Subsidiaries under any guarantee of Debt or other obligation of any other Person;

(e) interest expense on Debt of any direct or indirect parent of the Company or any of such parent’s Subsidiaries guaranteed by the Company or any of its Restricted Subsidiaries (whether or not such interest is paid by the Company or any of its Restricted Subsidiaries);

(f) net payments (whether positive or negative) pursuant to Interest Rate Protection Agreements; and

(g) cash and Disqualified Capital Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Capital Stock of such Person held by Persons other than such Person or a Wholly Owned Restricted Subsidiary;

but excluding:

(t) accretion or accrual of discounted liabilities not constituting Debt;

(u) interest expense attributable to a parent entity resulting from push-down accounting;

(v) any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting;

(w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Debt issued on the Closing Date;

(x) any expensing of bridge, commitment and other financing fees; and

(y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; and

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for that period, whether paid or accrued.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, new product introductions, and one-time compensation charges shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from disposed, or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) [reserved],

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(9) any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and No. 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, consultants or employees shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including, without limitation, any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) changes in accruals or reserves as a result of adoption or modification of accounting policies shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Total Indebtedness” of any Person means, as at any date of determination, an amount equal to the sum of (x) the aggregate amount of all outstanding Debt of such Person and its Restricted Subsidiaries on a consolidated basis described in clauses (1), (2), (3), (5) and (6) of the definition of “Debt” (provided that in the case of clause (6), such Debt relates to guarantees of Debt of another Person of the type referred to in clauses (1), (2) and (3) of the definition of “Debt”, other than Debt relating to purchases of raw materials or other supply-related obligations in the ordinary course of business, and including, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (y) the aggregate amount of all outstanding Disqualified Capital Stock of such Person and all Disqualified Capital Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Fixed Charge Coverage Ratio.” For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture.

“Corporate Trust Office” shall mean a corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered, which shall initially be Regions Bank, 10245 Centurion Parkway, 2nd Floor, Jacksonville, FL 32256.

“Credit Facilities” or “Credit Facility” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the U.S. Credit Facilities and the Existing Foreign Credit Facility) or other financing agreements or arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, debt securities or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person on any date of determination, without duplication, any indebtedness of that Person:

(1) for borrowed money (but only with regard to the principal of and premium (if any) in respect of such borrowed money);

(2) evidenced by bonds, debentures, notes or other similar instruments;

(3) constituting Capitalized Lease Obligations;

(4) Incurred or assumed as the deferred and unpaid purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) for reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(6) for Debt of other Persons to the extent guaranteed by such Person;

(7) for Hedging Obligations; and

(8) for Debt of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Debt being deemed to be the lesser of the value of the property or asset underlying the Lien or the amount of the Debt so secured;

provided, however, that notwithstanding the foregoing, Debt does not include (i) Cash Management Services, (ii) any item set forth above that does not appear as a liability on the balance sheet of such Person, or (iii) Debt of any parent entity appearing on the balance sheet of the Company solely by reason of push-down accounting under GAAP.

The amount of Debt of any Person at any date will be:

(a) the sum of the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP; and

(b) the accreted value of that Debt, in the case of any Debt issued with original issue discount.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

“Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets or Capital Stock.

“Disqualified Capital Stock” means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event,

(1) matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock);

(2) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

(3) is redeemable at the sole option of its holder,

in each case, other than as a result of a change of control or asset sale, in whole or in part, on or prior to the date that is 91 days after the final maturity date of the applicable Securities; provided, however, that (i) only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the final maturity date of the applicable Securities will be deemed Disqualified Capital Stock and (ii) with respect to any such Capital Stock issued to any employees or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Foreign Credit Facility” means the facility evidenced by the Credit Agreement, by and among Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., the Company, certain subsidiaries of Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., Banco de Bajio Multiple and the several lenders from time to time party thereto, dated as of September 27, 2016, and the related notes, collateral documents, guarantees and agreements, each as it may be amended, restated, amended and restated, renewed, refinanced, supplemented or otherwise modified from time to time.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business of Fitch Ratings, Inc.

“Foreign Restricted Subsidiary” means a Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” means any Domestic Restricted Subsidiary with no material operations or assets other than Equity Interests of Foreign Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Debt of the Company or any of its Subsidiaries at “fair value,” as defined therein and (b) the amount of any Debt under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations (it being understood that all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP on February 25, 2016 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Indenture regardless of any change in GAAP following the date that would otherwise require such leases and/or lease obligations to be recognized as right-of-use assets and lease liabilities on the balance sheet). At any time after the Closing Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture).

“Global Security” shall mean a Security issued to evidence all or a part of any series of Securities that is executed by the Company and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary’s instructions, all in accordance with this Indenture and pursuant to Section 2.01, which shall be registered as to principal and interest in the name of such Depositary or its nominee.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee by each Guarantor of the Company’s payment obligations under this Indenture and any series of Securities that is guaranteed in accordance with Article 10 of this Indenture.

“Guarantors” means the Company’s Domestic Restricted Subsidiaries that is wholly-owned and that are guarantors under the U.S. Credit Facilities, and each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Person agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor with respect to the Securities when its respective Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified entity, the obligations of that entity under:

(1) any Interest Rate Protection Agreement;

(2) foreign exchange contracts and Currency Protection Agreements;

(3) any Commodity Agreement; and

(4) other agreements or arrangements designed to protect that entity against fluctuations in interest rates, currency exchange rates or commodity prices.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the register of Securities kept by the Registrar.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) or merges into such other Person shall be deemed to be incurred by such Subsidiary or such other Person, as the case may be, at the time it becomes a Subsidiary or at the time of the merger.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement used in the ordinary course of business as to which that Person is a party or beneficiary.

“Issuer Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer, treasurer, principal accounting officer or vice president and delivered to the Trustee.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB-(or equivalent) by S&P or Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which any series of Securities are first issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Officer” means any of the following of the Company or a Guarantor, as applicable: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Principal Financial Officer, the President, any Vice President, the Treasurer, the Controller, the Secretary, an Assistant Treasurer, Assistant Controller or Assistant Secretary appointed by the Board of Directors.

“Officers’ Certificate” means a certificate signed by two or more Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company that meets the requirements of Section 11.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Liens” means:

(1) Liens to secure (A) Debt of the Company or a Restricted Subsidiary of the Company under the ABL Revolving Loan or other Credit Facilities, including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(A) shall not exceed the greater of (x) $800.0 million less the sum of all principal payments of the ABL Revolving Loan or other Credit Facilities and less the outstanding principal amount of any Receivables Facilities and (y) the sum of (i) 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of inventory of the Company and its Restricted Subsidiaries (excluding, in the case of clauses (i) and (ii), any such assets that are the subject of a Receivables Facility), in the case of clause (y), determined based on the consolidated balance sheet of the Company for the fiscal quarter most recently ended on or prior to the date on which such Debt is Incurred for which internal financial statements are available (as adjusted to give pro forma effect to acquisitions or dispositions outside the ordinary course of business occurring after the date of such balance sheet but on or before the date of such Incurrence); and (B) Debt of the Company or a Restricted Subsidiary of the Company under the Senior Secured Term Loan and any other Credit Facilities (other than the ABL Revolving Loan), including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(B) shall not exceed the greater of (x) $1.5 billion less the sum of all principal payments of the Senior Secured Term Loan and any other Credit Facilities (other than the ABL Revolving Loan) and (y) an aggregate principal amount of Debt that at the time of Incurrence does not cause the Secured Leverage Ratio of the Company to exceed 3.50 to 1.00;

(1) Liens on the Capital Stock or assets of any Non-Guarantor Significant Subsidiary to secure Debt incurred by such Non-Guarantor Significant Subsidiary;

(2) Liens to secure Debt, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, commissioning or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement, and refinancings thereof; provided that any such Lien may not extend to any property of the Company or any Significant Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property;

(3) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Significant Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded;

(4) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Significant Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(5) Liens on the property of the Company or any Significant Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Subsidiaries taken as a whole;

(6) Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time the Company or any Significant Subsidiary acquired such property or the Person owning such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any Significant Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Significant Subsidiary;

(7) Liens on the property of a Person at the time such Person becomes a Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any other Significant Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Significant Subsidiary;

(8) pledges or deposits by the Company or any Significant Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Significant Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(9) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(10) Liens securing Hedging Obligations and Cash Management Services;

(11) Liens existing on the Issue Date not otherwise described in clauses (1) through (11) above;

(12) Liens on the property of the Company or any Significant Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above, clause (21) below, or pursuant to this clause (13); provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(a) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above or clause (21) below, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and

(b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Significant Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement;

(14) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(15) Liens securing Debt or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary;

(16) Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created for the account of the Company or any of its Significant Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods;

(17) Liens in favor of the Company or any Guarantor;

(18) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(19) Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(20) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Significant Subsidiaries in the ordinary course of business;

(21) Liens securing Debt (other than Subordinated Debt); provided that, after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Secured Leverage Ratio of the Company would not exceed 3.50 to 1.00;

(22) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(23) Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;

(24) (a) Leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Significant Subsidiaries and (b) licenses of intellectual property in the ordinary course of business;

(25) Liens to secure a defeasance trust;

(26) (a) Liens on the property of any Foreign Significant Subsidiary securing Debt of any Foreign Significant Subsidiary and (b) any stock pledge, hypothecation, or similar security interest limited to the Equity Interests of a Foreign Significant Subsidiary held by a Foreign Subsidiary Holding Company, or the Equity Interests of such Foreign Subsidiary Holding Company, in each case securing the Guarantee by such Foreign Subsidiary Holding Company of Debt of the Foreign Significant Subsidiary whose Equity Interests it holds; and

(27) Liens not otherwise permitted by clauses (1) through (26) above securing obligations in an aggregate amount at any time outstanding not in excess of the greater of (x) $700.0 million and (y) 10.0% of Total Assets of the Company at the time of any incurrence of an obligation secured by a Lien in reliance on this clause (27).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation.

“principal” of a Security means the principal amount due on the stated maturity of the Security plus the premium, if any, on the Security.

“Principal Property” means any plant or other similar facility of the Company or any Significant Subsidiary used primarily for processing, producing, or packaging and having a book value in excess of 2.0% of Total Assets of the Company as of the date of such determination, but shall not include any plant or similar facility which, in the good faith opinion of the Board of Directors or management of the Company, is not material to the overall business of the Company and its Subsidiaries, taken as a whole.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agency” means at the Company’s option, two of S&P, Moody’s and Fitch, and if two agencies do not make a rating on the Securities publicly available, a U.S. nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors).

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase or extension of credit by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Restricted Subsidiary” means any Subsidiary of such Person other than an Unrestricted Subsidiary; provided that the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company subject to the condition that the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary would not cause a Default, it being understood that any Liens, agreements or transactions of such Unrestricted Subsidiary outstanding at the time of such redesignation shall be deemed to be Incurred or entered into at such time.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Significant Subsidiary sells or transfers any property to any Person (other than the Company or any Restricted Subsidiary) with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased.

“Secured Debt” means the Consolidated Total Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination (the “determination date”) with respect to any Person, the ratio of:

(1) Secured Debt of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available minus the aggregate cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, to

(2) Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available, provided, however, that:

(1) if such Person or any Restricted Subsidiary:

(a) has Incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes an Incurrence of Debt, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be:

(i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation)

and the repayment, repurchase, redemption, retirement, defeasance or other discharge of any other Debt with the proceeds of such new Debt as if such repayment, repurchase, redemption, retirement, defeasance or other discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes a repayment, repurchase, redemption, retirement, defeasance or other discharge of Debt (in each case, other than Debt Incurred under any revolving Credit Facilities unless such Debt has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period, such Person or any Restricted Subsidiary will have made any asset sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes such a transaction:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of such Person or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to such Person and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(3) if since the beginning of such period such Person or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Debt or discharged any Debt, made any disposition or any investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by such Person or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person (and may include, without limitation, for the avoidance of doubt, cost savings and operating expense reductions from such investment, acquisition, merger or consolidation that is being given pro forma effect that have been or are expected to be realized); provided that such calculations are set forth in an Officers’ Certificate stating that such calculations are based on the reasonable good faith beliefs of the officer executing such Officers’ Certificate at the time of such execution. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such

Interest Rate Protection Agreement has a remaining term in excess of 12 months). If any Debt that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

“Securities” means the Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Secured Term Loan” means term loan facilities under the Fifth Amended and Restated Credit Agreement dated as of August 9, 2021 (as amended), among the Company, certain Subsidiaries of the Company, Cobank, ACB, as administrative agent and collateral agent, and the other lenders party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Significant Subsidiary” of any Person, means any Restricted Subsidiary which at the time of determination either (1) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet for which internal financial statements are available, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (2) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of operations for which internal financial statements are available which constituted at least 10% of the Company’s total revenues on a consolidated basis for such period, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

“stated maturity” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subordinated Debt” means any Debt whether outstanding on the Closing Date or thereafter Incurred, which is subordinate or junior in right of payment to the Securities or the Guarantees, as the case may be, pursuant to a written agreement.

“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in this Indenture to the contrary, all references to any Person and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include such Person and its Subsidiaries as to which financial statements are prepared on a consolidated basis in accordance with GAAP and to financial information prepared on such a consolidated basis.

“Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“Total Assets” of any Person means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as shown on the most recent balance sheet of such Person and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act, as amended.

“Trust Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such above until a successor becomes such pursuant to this Indenture and thereafter means or includes each party who is then a trustee hereunder, and if at any time there is more than one such party, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series, which shall be appointed pursuant to supplemental indenture. If Trustees with respect to different series of Securities are trustees under this Indenture, nothing herein shall constitute the Trustees co-trustees of the same trust, and each Trustee shall be the trustee of a trust separate and apart from any trust administered by any other Trustee with respect to a different series of Securities.

“Unrestricted Subsidiary” means (i) any Subsidiary designated as an “unrestricted subsidiary” under the U.S. Credit Facilities and (ii) any direct or indirect Subsidiary of the Company formed after the Closing Date that has been designated as an Unrestricted Subsidiary at the time of its creation or acquisition; provided that with respect to this clause (ii), no Debt of such Unrestricted Subsidiary may be assumed or guaranteed by the Company or any Restricted Subsidiary.

“U.S. Credit Facilities” means the Senior Secured Term Loan and the ABL Revolving Loan.

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option or money market funds that invest solely in the foregoing.

“Voting Stock” of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of that Person’s Board of Directors.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Act”	Section 2.17
“Company Reporting Entity”	Section 4.03
“covenant defeasance”	Section 8.02
“defeasance trust”	Section 8.03
“DTC”	Section 2.13
“Event of Default”	Section 6.01
“Fixed Amounts”	Section 4.10
“Increased Amount”	Section 4.07
“Incurrence-Based Amounts”	Section 4.10
“Initial Default”	Section 6.02
“legal defeasance”	Section 8.02
“Notice of Default”	Section 7.02
“Paying Agent”	Section 2.03
“Permitted Jurisdiction”	Section 5.01
“Permitted Parties”	Section 4.03
“Place of Payment”	Section 2.01
“redemption price”	Section 3.03
“Registrar”	Section 2.03
“Required Information”	Section 4.03
“Reporting Suspension Period”	Section 4.03

“Substitution”	Section 5.02
“Substituted Company”	Section 5.02
“Testing Party”	Section 4.10
“Transaction Date”	Section 4.10
“Trustee”	Section 8.04

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“default” means Event of Default.

“indenture securities” means the Securities.

“indenture securityholder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Securities means the Company and any Guarantor and any successor obligor on the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) provisions apply to successive events and transactions;

(vi) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(viii) “asset” or “property” shall be interchangeable;

(ix) the phrase “in writing” or any similar phrase as used herein shall be deemed to include PDF attachments and other electronic means of transmission, unless otherwise indicated and

(x) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE 2

THE SECURITIES

SECTION 2.01 Unlimited in Amount, Issuable in Series, Form and Dating.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.

There shall be established in or pursuant to a Board Resolution or an Officers’ Certificate pursuant to authority granted under a Board Resolution or established in one or more indentures supplemental hereto authorized by a Board Resolution, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series, whether the Securities rank as senior Securities, senior subordinated Securities or subordinated Securities, or any combination thereof;

(b) the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the series will be issued;

(c) the aggregate principal amount of the Securities of such series and any limit upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to this Article 2);

(d) the date or dates on which the principal on the Securities will be payable and the amount of principal that will be payable;

(e) the rate or rates (which may be fixed or variable) at which the Securities of the series will bear interest, if any, as well as the dates from which interest will accrue, the dates on which the interest will be payable and the record date for the interest payable on any payment date;

(f) the form and terms of any guarantee of the Securities, including the terms of subordination, if any, of the series;

(g) any depositories, interest rate calculation agents or other agents with respect to Securities of such series if other than those appointed herein;

(h) the right, if any, of Holders of the Securities to convert them into common stock or other securities of the Company, including any provisions to prevent dilution of such conversion rights;

(i) the place or places where the principal, premium, if any, and interest, if any, on the Securities of the series will be payable and where the Securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any Global Securities;

(j) the provisions, if any, regarding the Company’s right to redeem, repay or purchase Securities of the series, in whole or in part, or the right of the Holders to require the Company to redeem, repay or purchase Securities of the series, in whole or in part;

(k) the provisions, if any, requiring or permitting the Company to make payments in a sinking fund or analogous provision to be used to redeem the Securities of the series or a purchase fund or analogous provision to purchase the Securities of the series;

(l) if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(m) the percentage of the principal amount at which the Securities of the series will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the Securities of the series which is payable if maturity of such Securities is accelerated because of an Event of Default;

(n) the currency or currencies in which principal, premium, if any, and interest, if any, of the Securities of the series will be payable;

(o) if payments of principal of, premium or interest on the Securities of the series will be made in one or more currencies other than that or those in which the Securities of the series are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(p) the manner in which the amounts of payment of principal of, or premium or interest on the Securities of the series will be determined, if these amounts may be determined by reference to an index based on a currency or currency other than that in which the Securities of the series are denominated or designated to be payable;

(q) the provisions, if any, relating to any security provided for the Securities of the series;

(r) any addition to or change in the Events of Default with respect to the Securities of a particular series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02 hereof;

(s) any addition to, change in or deletion from, the covenants set forth in Article 4 or Article 5 that applies to Securities of the series;

(t) the Trustee, Registrar or Paying Agent for the series of Securities, if different than Regions Bank;

(u) if applicable, that the Securities of the series, in whole or in specific part, shall be defeasible pursuant to Article 8 and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(v) any other terms of the series (which terms may modify, supplement or delete any provision of this Indenture with respect to such series; provided, however, that no such term may modify or delete any provision hereof if imposed by the TIA; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

All Securities of any series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or Officers’ Certificate or in any such indenture supplemental hereto.

The principal of and any interest on the Securities shall be payable at the office or agency of the Company designated in the form of Security for the series (each such place herein called the “Place of Payment”); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities referred to in Section 2.03 hereof.

Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution or Officers’ Certificate, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution or Officers’ Certificate, the Company shall deliver to the Trustee the Board Resolution or Officers’ Certificate by or pursuant to which such form of Security has been approved, which Board Resolution or Officers’ Certificate shall have attached thereto a true and correct copy of the form of Security that has been approved by or pursuant thereto. The Company shall also deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel complying with Section 11.04.

The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

SECTION 2.02 Execution and Authentication.

One or more Officers shall sign the Securities for the Company by manual, electronic or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue upon receipt of an Issuer Order. The Trustee shall have the right to decline to authenticate and deliver any Securities of such series: (a) if the Trustee, being advised by counsel, reasonably determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents or a committee of Trust Officers shall reasonably determine that such action would expose the Trustee to personal liability to Holders of any then outstanding series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03 Registrar and Paying Agent.

The Company shall maintain an office or agency (which, unless otherwise set forth in a Board Resolution or Officers’ Certificate or one or more indentures supplemental hereto, shall be located in the United States) where Securities of a particular series may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities of that series may be presented for payment (a “Paying Agent”). The Registrar for a particular series of Securities shall keep a register of the Securities of that series and of their registration of transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents for each series of Securities. The term “Paying Agent” includes any additional Paying Agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Securityholder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.

If the Company fails to maintain a Registrar or Paying Agent for any series of Securities, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

The Company hereby appoints the Trustee the initial Registrar and Paying Agent for each series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that series are first issued.

SECTION 2.04 Paying Agent to Hold Money in Trust.

Whenever the Company has one or more Paying Agents it will, prior to each due date of the principal of or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of the Securityholders of the particular series for which it is acting, or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Securities of such series, and that such Paying Agent will notify the Trustee of any Default or Event of Default by the Company or any other obligor of the series of Securities in making any such payment and at any time during the continuance of any such Default or Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent. If the Company or an Affiliate acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders of the particular series for which it is acting all money held by it as Paying Agent. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such money. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.05 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders, separately by series, and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall comply with TIA Section 312(a) and furnish to the Trustee as of the relevant record date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, separately by series, relating to such interest payment date or request, as the case may be.

SECTION 2.06 Transfer and Exchange.

Where Securities of a series are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same series of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar’s request.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.09, Section 2.13, Section 3.06 or Section 9.05).

The Company need not issue, and the Registrar or co-Registrar need not register the transfer or exchange of, (i) any Security of a particular series during a period beginning at the opening of business 15 days before the day of any selection of Securities of that series for redemption under Section 3.02 and ending at the close of business on the day of selection, or (ii) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security of that series being redeemed in part.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of the beneficial interests in such Global Security may be effected only through a book entry system maintained by the Company of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, or other applicable law

SECTION 2.07 Replacement Securities.

If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate a replacement Security of same series if the Company’s and the Trustee’s requirements are met. The Trustee or the Company may require an indemnity bond to be furnished which is sufficient in the judgment of both to protect the Company, the Trustee, and any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge such Holder for its expenses in replacing a Security.

Every replacement Security is an obligation of the Company and shall be entitled to all the benefit of this Indenture equally and proportionately with any and all other Securities of the same series.

SECTION 2.08 Outstanding Securities.

Subject to Section 8.03 and Section 8.04, the Securities of any series outstanding at any time are all the Securities of that series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

Except as set forth in Section 2.16 hereof, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.09 Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon an Issuer Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of an Issuer Order, authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

SECTION 2.10 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with its standard procedures and provide evidence of such canceled Securities to the Company at the Company’s written request. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.11 Defaulted Interest.

If the Company fails to make a payment of interest on any series of Securities, the Company shall pay such defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. It may elect to pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Security and the date of the proposed payment. The Company shall fix or cause to be fixed any such record date and payment date for such payment; provided, however, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before any such record date, the Company shall mail to Securityholders affected thereby (with a copy to the Trustee) a notice that states the record date, payment date, and amount of such interest to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30 day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the interest payment date for which interest has not been paid.

SECTION 2.12 Special Record Dates.

(a) The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders of any series entitled to consent to any supplement, amendment or waiver permitted by this Indenture. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities of that series required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

(b) The Company may, but shall not be obligated to, fix any day as a record date for the purpose of determining the Holders of any series of Securities entitled to join in the giving or making of any notice of Default or Event of Default, any declaration of acceleration, any request to institute proceedings or any other similar direction. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the date 90 days after such record date. In setting such record date, the provisions of the last sentence of TIA Section 316(c) shall not apply.

SECTION 2.13 Global Securities.

(a) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities. The Company and each of the Guarantors, the Trustee and each Agent are hereby authorized to act in accordance with the applicable procedures of The Depository Trust Company (“DTC”) or such other Depository for a series of Securities as in effect from time to time.

(b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.06 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.06 of this Indenture for securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

(c) Except as provided in this paragraph (b) of this Section, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(d) Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(e) Neither the Company nor the Trustee is responsible or liable for the actions or inactions or the procedures of the Depositary.

(f) Legend. Any Global Security issued hereunder for which the Depository is DTC shall bear a legend in substantially the following form or as otherwise required by the applicable procedures of DTC at the time:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), New York, New York, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.”

“Transfer of this Global Security shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor’s nominee and limited to transfers made in accordance with the restrictions set forth in the Indenture referred to herein.”

(g) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(h) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.01 hereof, payment of the principal of and interest, if any, on any Global Security shall be made to the Person specified therein.

(i) Consents, Declaration and Directions. Except as provided in paragraph (f) of this Section, the Company, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of such series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations or directions required to be given by the Holders pursuant to this Indenture.

SECTION 2.14 CUSIP Numbers.

The Company in issuing any series of Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, the Trustee shall have no liability for any defect in the CUSIP number as they appear on any Securities, notice or elsewhere, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on such Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on such Securities, and any such action relating to such notice shall not be affected by any defect in or omission of such numbers in such notice. The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.15 Computation of Interest.

Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto, interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.16 Treasury Notes.

In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company or any Guarantor or any other Affiliate of the Company or any Guarantor shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities as to which a Trust Officer of the Trustee knows are so owned based on the register of Securities maintained pursuant to Section 2.03 of this Indenture or has received an Officers’ Certificate stating that such Securities are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company, a Guarantor, any other obligor on the Securities or any of their respective Affiliates.

SECTION 2.17 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 2.17.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the register kept by the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any security shall bind every future Holder of the same security and the holder of every security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution or Officers’ Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities (as described in Section 2.08) have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities (as described in Section 2.08) shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 90 days after the record date.

ARTICLE 3

REDEMPTION

SECTION 3.01 Notices to Trustee.

If the Company elects to redeem Securities of any series pursuant to any optional redemption provisions thereof, it shall furnish to the Trustee at least 15 days (unless a shorter period is satisfactory to the Trustee), but not more than 60 days before a redemption date (except in the circumstances allowing notice to Holders to be mailed more than 60 days prior to a redemption date under Section 3.03 hereof), an Officers’ Certificate which shall specify (i) the provisions of such Security or this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities of that series to be redeemed and (iv) the redemption price (or, if not then known, the method of calculation thereof).

If the Company elects to reduce the principal amount of Securities of any series to be redeemed pursuant to mandatory redemption provisions thereof, it shall notify the Trustee of the amount of, and the basis for, any such reduction. If the Company elects to credit against any such mandatory redemption Securities that it has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with such notice.

SECTION 3.02 Selection of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed, or purchased in an offer to purchase at any time, the Trustee shall select the Securities of that series to be redeemed or purchased as follows: (1) if the Securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities of that series are listed or (2) if the Securities of that series are not listed on a national securities exchange, pro rata, by lot or by such other method as may be required by DTC’s or any other Depository’s applicable procedures. In the event of a partial redemption or purchase by lot, the particular Securities to be redeemed or purchased will be selected by the Trustee from Securities of that series outstanding and not previously called for redemption.

The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be called for redemption or purchased and, in the case of any Securities selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Except as otherwise provided as to any particular series of Securities, Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Securities of the series to be redeemed or purchased or any integral multiple thereof, except that if all of the Securities of the series are to be redeemed or purchased, the entire outstanding amount of the Securities of the series held by such Holder, even if not equal to the minimum authorized denomination for the Securities of that series, shall be redeemed or purchased. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Company may acquire Securities by means other than redemption, whether pursuant to a tender offer, open market purchase or otherwise provided such acquisition does not otherwise violate the other terms of this Indenture.

SECTION 3.03 Notice of Redemption.

Except as otherwise provided as to any particular series of Securities, at least 10 days but not more than 60 days before a redemption date, the Company shall mail (or in the case of Securities held in book-entry form, by electronic transmission or otherwise in accordance with applicable Depository procedures) a notice of redemption to each Holder whose Securities are to be redeemed; provided that redemption notices may be mailed more than 60 days prior to a redemption date if such notice is issued in connection with a legal or covenant defeasance or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof and provided further that any conditional notice of redemption may be mailed or sent more than 60 days prior to the applicable redemption date.

The notice shall identify the Securities of the series to be redeemed and shall state:

(1) the redemption date and whether the redemption is subject to any conditions, which shall be stated in reasonable detail;

(2) the redemption price fixed in accordance with the terms of the Securities of the series to be redeemed (or, if not then known, the method of calculation thereof), plus accrued interest, if any, to the date fixed for redemption (the “redemption price”);

(3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Securities;

(4) the name and address of the Paying Agent;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in payment of the redemption price, interest on Securities called for redemption ceases to accrue on and after the redemption date;

(7) the CUSIP number, if any, of the Securities to be redeemed;

(8) the paragraph of the Securities and/or the section of the Indenture pursuant to which the Securities called for redemption are being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

Notwithstanding the foregoing, in connection with any tender offer (including any change of control offer made in accordance with the terms of this Indenture or any supplemental indenture) of the series of Securities to be redeemed, if Holders of not less than 90% in aggregate principal amount of such series of Securities validly tender and do not withdraw such series of Securities in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of such series of Securities validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), given not more than 30 days following such purchase date, to redeem or purchase all of such series of Securities that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest, if any, on the Securities that remain outstanding, to, but excluding, the date of redemption. The Company shall calculate the redemption price in connection with any redemption, and the Trustee shall have no duty to calculate or verify any such calculation.

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering or financing, change of control or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date will be set by the Company in accordance with applicable Depository procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense, provided, however, that the Company shall have prepared and provided to the Trustee the form of such notice at least five Business Days (unless a shorter period is satisfactory to the Trustee) prior to the date on which notice is to be given, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice of the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

SECTION 3.04 Effect of Notice of Redemption.

Subject to the subordination provisions of any series of Securities and subject to any conditions applicable to such redemption, once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the redemption date for the redemption price. Upon surrender to the Paying Agent, such Securities will be paid at the redemption price.

SECTION 3.05 Deposit of Redemption Price.

On or before 11:00 a.m., New York City time, on the redemption or purchase date, the Company shall deposit with the Trustee or Paying Agent (or, if the Company or any Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption or purchase price of all Securities called for redemption on that date other than Securities that have previously been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Securities (or the portions thereof) called for redemption or purchase. If a Security is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to, but not including the redemption date, shall be paid to the Person in whose name such Securities were registered at the close of business on such record date. If any Securities called for redemption or purchase shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in accordance with the terms of the Securities of the series to be redeemed.

SECTION 3.06 Securities Redeemed or Purchased in Part.

Upon surrender of a Security that is redeemed or purchased in part, the Company shall issue and the Trustee shall, upon receipt of an Issuer Order, authenticate for the Holder at the expense of the Company a new Security of same series equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered.

ARTICLE 4

COVENANTS

Unless otherwise provided in the establishing Board Resolution, Officers’ Certificate or supplemental indenture hereto, the following covenants shall apply with respect to the Securities:

SECTION 4.01 Payment of Securities.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate, holds as of 11:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal, premium, if any, and interest then due.

To the extent lawful, the Company shall pay interest on overdue principal and overdue installments of interest at the rate per annum borne by the applicable series of Securities.

SECTION 4.02 Maintenance of Office or Agency.

The Company shall maintain in the United States an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03 Reports.

(a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and the Holders with the following:

(1) within 90 days following the end of each fiscal year of the Company, its annual audited consolidated financial statements prepared in accordance with GAAP;

(2) within 45 days following the end of each fiscal quarter (other than the last fiscal quarter of its fiscal year) of the Company, its unaudited quarterly financial statements prepared in accordance with GAAP;

(3) simultaneously with the delivery of the financial statements referred to in clauses (1) and (2) above, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and

(4) reasonably promptly following the occurrence of any of the following events, a description in reasonable detail of such event: (i) any change in the directors, the chief executive officer or chief financial officer of the Company, (ii) the acceleration of any Debt of the Company or any of its Significant Subsidiaries in excess of $125.0 million; (iii) the entry into of any agreement by the Company or any of its Subsidiaries relating to a transaction that has resulted or is expected to result in a change of control, (iv) any resignation or termination of the independent accountants of the Company or any engagement of any new independent accountants of the Company, (v) any determination by the Company or the receipt of advice or notice by the Company from its independent accountants, in either case, confirming non-reliance on previously issued financial statements, a related audit opinion or a completed interim review, (vi) the completion by the Company or any of its Restricted Subsidiaries of the acquisition of assets or an asset sale in excess of $300.0 million and (vii) any event of bankruptcy or insolvency that constitutes a Default; provided, however, that no such report will be required to be furnished if it is determined in good faith by the Company that such event is not material to holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole;

provided, however, that reports and information provided pursuant to clauses (1), (2), (3) and (4) shall not be required to be accompanied by any exhibits or financial statements other than those financial statements explicitly required pursuant to clauses (1) and (2).

(b) At any time that the Unrestricted Subsidiaries of the Company, taken as a whole, account for more than 20% of the Consolidated EBITDA (calculated for the Company and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of the Company and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, for so long as any Securities are outstanding, unless the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise complies with such reporting requirements, the Company shall either (i) maintain a website (which may be non-public, but shall not restrict the recipients of such information from trading in securities) to which Holders, prospective investors, securities analysts and market makers that certify that they are qualified institutional buyers or are otherwise eligible to hold the Securities (collectively, “Permitted Parties”) are given access and to which the information required by the preceding paragraphs (the “Required Information”) is posted; or (ii) distribute via electronic mail the Required Information to beneficial owners of the Securities and prospective investors that certify that they are Permitted Parties who request to receive such distributions. If the Company makes available the reports described in clauses (1), (2), (3) or (4) of Section 4.03(a) on the Company’s website, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause. The Trustee shall have no responsibility whatsoever to determine whether the Required Information has been posted to any such website.

The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of any information, documents and reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and Guarantors’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on an officer’s certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for the Company’s and Guarantors’ compliance or non-compliance with any covenants in this Indenture or Securities, including with respect to any reports or other documents posted on any website or filed with the SEC, or participate in any conference calls.

(c) The Company’s obligations pursuant to Section 4.03(a) above may, at the Company’s option, be suspended and instead provided by any direct or indirect parent of the Company (any such entity, a “Company Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied:

(1) the Company Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the Voting Stock of the Company; and

(2) Company Reporting Entity makes the reports and financial information referred to in Section 4.03(a)(1) and (a)(2) available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in Section 4.03(a), except that such reports and financial information may be with respect to Company Reporting Entity instead of the Company; provided that, if the Company Reporting Entity has material operating assets (other than the Company and its Subsidiaries), the quarterly and annual financial statements of Company Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company Reporting Entity (any period during which the reporting obligations pursuant to Section 4.03(a) are suspended pursuant to this clause being referred to herein as a “Reporting Suspension Period”). The requirements of Section 4.03(a) above shall resume as of the end of any Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to non-compliance during any Reporting Suspension Period with the requirements of Section 4.03(a).

The Company shall deliver to the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the Commission. Reports, information and documents filed with the Commission via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing for purposes of this Section 4.03; provided that the Trustee shall have no obligation to confirm whether the Company has delivered any such report or information via filing. The Company also shall comply with the other provisions of TIA Section 314(a). For the avoidance of doubt, nothing in this Section 4.03 shall require the Company to file any such reports, information or documents with the Commission.

SECTION 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 2023, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year (which ends on the last Sunday of December) has been made under the supervision of the signing Officers with a view to determining whether the Company and each Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall deliver to the Trustee promptly and in any event within 10 Business Days after the Company becomes aware of the occurrence of any Default or Event of Default an Officers’ Certificate specifying the Default or Event of Default, its status and what action, if any, the Company is taking or proposes to take with respect thereto.

SECTION 4.05 Payment of Taxes.

The Company shall, and shall cause each of its Significant Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Significant Subsidiaries or upon the income, profits or property of the Company or any of its Significant Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of the Company or any of its Significant Subsidiaries; provided, however, that the Company and its Significant Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made.

SECTION 4.06 Stay, Extension and Usury Laws.

The Company and any Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefits or advantages of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07 Limitation on Liens.

The Company shall not, and shall not permit any Significant Subsidiary that guarantees any series of Securities to, Incur or suffer to exist any Lien (other than Permitted Liens) securing Debt upon any of its Principal Property, whether owned at the Closing Date of such series of Securities or thereafter acquired, unless it has made or shall make effective provision whereby such series of Securities or the applicable Guarantee shall be secured by a Lien on such Principal Property equally and ratably with (or prior to) all other Debt of the Company or any Significant Subsidiary that guarantees such series of Securities secured by a Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt is Subordinated Debt, the Lien on such Principal Property securing the Debt shall be subordinated and junior to the Lien securing such series of Securities or the Guarantees, as the case may be, with the same relative priority as such Debt has with respect to such series of Securities or the Guarantees.

For purposes of determining compliance with this Section 4.07, (i) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to this Section 4.07, but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this covenant and will be entitled to include the amount and type of such Lien or such item of Debt secured by such Lien (or portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to this Section 4.07 and, in such event, such Lien securing such item of Debt (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Debt that may be Incurred pursuant to any other item or section.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (8) of the definition of “Debt.”

SECTION 4.08 Limitations on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Significant Subsidiary that guarantees any series of Securities to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless either:

(i) the Company or such Significant Subsidiary would be entitled pursuant to the provisions described above under Section 4.07 to Incur a Lien securing Debt on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing such series of Securities; or

(ii) within 365 days after the closing date of such Sale and Leaseback Transaction, the Company or such Significant Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof, (A) to the retirement of Debt of the Company ranking at least on a parity with the Securities or Debt of any Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (B) to the acquisition, purchase, construction, development, extension or improvement (including any capital expenditure) of any property or assets of the Company or any Subsidiary used or to be used by or for the benefit of the Company or any Subsidiary.

This restriction will not apply to: (i) transactions providing for a lease term of three years or less; and (ii) transactions between the Company and any of its Significant Subsidiaries or between any Significant Subsidiaries.

SECTION 4.09 Corporate Existence.

Subject to Article 5 and the provisions of this Indenture that allow the release of any Guarantor, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the material rights (charter and statutory) and material franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Significant Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.10 Measuring Compliance.

(a) With respect to:

(i) whether any Lien is permitted to be Incurred in compliance with this Indenture ;

(ii) any calculation of the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings, and whether a Default or Event of Default exists in connection with the foregoing; and

(iii) whether any condition precedent to the Incurrence of Liens is satisfied,

at the option of the Company, any of its Restricted Subsidiaries, any parent entity, any successor entity of any of the foregoing or a third party (the “Testing Party”), a Testing Party may select a date prior to the Incurrence of any such Lien if such Testing Party has a reasonable expectation that the Company and/or any of its Restricted Subsidiaries will Incur Liens at a future date in connection with a corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Debt, Disqualified Stock or Preferred Stock (any such date, the “Transaction Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

(b) For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with the foregoing:

(i) any fluctuation or change in the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings of the Company, from the Transaction Date to the date of Incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be Incurred or (ii) in connection with compliance by the Company or any of its Restricted Subsidiaries with any other provision of this Indenture;

(ii) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics;

(iii) until such corporate event is consummated or such definitive agreements relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event; and

(iv) Consolidated Interest Expense for purposes of the Secured Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith. In addition, compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under this Indenture.

Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, Incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation).

ARTICLE 5

SUCCESSORS

SECTION 5.01 Mergers, Consolidation, Etc.

(a) In addition to provisions applicable to a particular series of Securities, the Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets determined on a consolidated basis to, another Person, unless:

(1) either

(a) the Company is the Surviving Person; or

(b) the Person, if other than the Company, formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety, the Person to which assets of the Company have been transferred, shall be a corporation or limited liability company organized (or equivalent) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay additional amounts pursuant to customary provisions as determined in good faith by the Company (collectively, the “Permitted Jurisdiction”); provided, however, that if the Person formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety is a limited liability company, the Company or such Surviving Person shall cause a Restricted Subsidiary of the Company that is a corporation to become a co-obligor on the Securities;

(2) such Surviving Person, if other than the Company, assumes all of the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture;

(3) no Event of Default shall have occurred and be continuing; and

(4) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding this Section 5.01(a),

(1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and

(2) the Company may merge with one of its Affiliates solely for the purpose of reorganizing the Company in another Permitted Jurisdiction to realize tax or other benefits.

In the event of any transaction (other than a lease) referred to in and complying with the conditions listed in Section 5.01(a) in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under this Indenture pursuant to a supplemental indenture, that Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company, and the Company shall be discharged from its obligations under this Indenture and the applicable series of Securities.

SECTION 5.02 Substitution of the Company as Issuer

Notwithstanding any other provision contained in this Indenture, the Company may, at its option and without the consent of any Holder, be substituted (a “Substitution”) by (i) any direct or indirect parent of the Company or (ii) any Subsidiary of the Company that owns, or concurrently with the Substitution, will own, a majority of the assets of the Company (in each case, the “Substituted Company”) for purposes of this Indenture and have the covenants (and related definitions) apply to the Substituted Company and its Restricted Subsidiaries; provided that the following conditions are satisfied:

(i) the Substituted Company is a corporation or limited liability company organized (or the equivalents) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay additional amounts pursuant to customary provisions as determined in good faith by the Company;

(ii) such Substituted Company, if not a Guarantor, delivers a Guarantee or becomes a co-issuer of the outstanding Securities pursuant to a supplemental indenture;

(iii) immediately after giving effect to the Substitution, on a pro forma basis, no Event of Default shall have occurred and be continuing, and

(iv) the Company delivers to the Trustee an Officer’s Certificate stating that such Substitution complies with this Indenture and that all conditions precedent in this Indenture relating to such Substitution have been satisfied.

After the Substitution, all references to the Company shall be deemed to refer to the Substituted Company and if the Substitution is effectuated pursuant to clause (i) above, then the Company prior to the substitution shall become a Restricted Subsidiary.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

Unless otherwise provided in the establishing Board Resolution, Officers’ Certificate or supplemental indenture hereto, an “Event of Default” occurs with respect to Securities of any particular series if:

(1) the failure to pay interest on any Security of that series when that interest becomes due and payable and the Default continues for 30 days;

(2) the failure to pay principal of, or premium, if any, on any Security of that series when that principal or premium becomes due and payable at maturity, upon redemption or otherwise;

(3) the failure to comply with Section 5.01;

(4) the failure by the Company or any Restricted Subsidiary of the Company to observe or perform (a) the provisions described under Section 4.03, which failure is continuing for a period of 90 days (and may be cured by filing, furnishing or making available, as applicable, the delinquent report within such 90-day period) or (b) any other covenant or agreement contained in this Indenture or with any of its other agreements in the Securities of that series, which failure continues for a period of 60 days, in each case, after the Company receives a written notice specifying the Default from the Trustee or Holders of at least 30% in outstanding aggregate principal amount of the then outstanding Securities of that series;

(5) Debt of the Company or any Significant Subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $75.0 million;

(6) failure by the Company or any of its Significant Subsidiaries to pay or discharge final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million, which judgments are not discharged, waived or stayed (to the extent not covered by insurance) for a period of 60 consecutive days following entry of such final and non-appealable judgments or decrees during which a stay of enforcement of each such final and non-appealable judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(7) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(e) or takes any comparable action under foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company, any Guarantor or any Significant Subsidiary of the Company as debtor in an involuntary case,

(b) appoints a Custodian of the Company, any Guarantor or any Significant Subsidiary of the Company, or

(c) orders the liquidation of the Company, any Guarantor or any Significant Subsidiary of the Company,

(d) or any similar relief is granted under any foreign laws, or takes any comparable action under any foreign law relating to insolvency; and the order, decree or similar relief remains unstayed and in effect for 60 days;

(9) any Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect, or is declared to be null and void and unenforceable by a judicial determination, or is found to be invalid by a judicial determination, or any Guarantor that is a Significant Subsidiary of the Company denies (in writing) its obligations under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of this Indenture; and

(10) any other Event of Default provided with respect to Securities of that series which is specified in a Board Resolution, Officers’ Certificate or supplemental indenture establishing the series of Securities.

SECTION 6.02 Acceleration.

(a) If any Event of Default with respect to Securities of any series (other than those of the type in clause (7) or (8) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee (by notice to the Company) and the Holders of at least 30% in outstanding aggregate principal amount of the then outstanding Securities of such series (by notice to the Company and the Trustee) may declare the principal of such Securities, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

(b) If an Event of Default of the type referred to in clause (7) or (8) of Section 6.01 relating to the Company occurs and is continuing, then such amount with respect to all the Securities shall ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

(c) Holders of a majority in aggregate principal amount of the then outstanding Securities of any series by written notice to the Trustee may on behalf of the Holders of such series of Securities rescind any acceleration and its consequences with respect to such series of Securities; provided (i) such rescission would not conflict with any judgment of a court of competent jurisdiction and (ii) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel have been paid.

(d) In the event of a declaration of acceleration with respect to Securities of any series because an Event of Default described in clause (5) of Section 6.01 above has occurred and is continuing, the declaration of acceleration of such Securities shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) of Section 6.01 above shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full and if (i) the annulment of the acceleration of such Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

(e) (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture

SECTION 6.03 Other Remedies.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults.

Subject to Section 6.02, Section 6.08 and Section 9.02, the Holders of not less than a majority in aggregate principal amount of the then outstanding Securities of any series (which may include consents obtained in connection with a tender offer or exchange offer of Securities), by notice to the Trustee, may on behalf of the Holders of the Securities of that series, waive an existing Default or Event of Default with respect to that series and its consequences except a continuing Default or Event of Default in the payment of the principal (including any mandatory sinking fund or like payment) of, premium, if any, or interest on any Security of that series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the outstanding Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration and its consequences. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority.

Except as provided in Section 6.02, Section 6.06 and Section 6.08, the Holders of a majority in principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy with respect to that series available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities of that series (it being understood that the Trustee has no duty to determine if any directed action is prejudicial to any Holder), or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper that is not inconsistent with any such direction. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the Section 6.02 unless directed to do so pursuant to this Section 6.05.

SECTION 6.06 Limitation on Suits.

A Holder of Securities of any series may not pursue a remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to that series;

(2) the Holders of at least 30% in principal amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer, and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities of that series do not give the Trustee a direction inconsistent with the request.

No Holder of any series of Securities may use this Indenture to prejudice the rights of another Holder of Securities of that series or to obtain a preference or priority over another Holder of Securities of that series.

SECTION 6.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the Securities or this Indenture or of any Guarantor under any guarantee of any Security or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities and any related Security guarantees.

SECTION 6.08 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with any offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not, except as provided in the subordination provisions, if any, applicable to such Security, be impaired or affected without the consent of the Holder.

SECTION 6.09 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing with respect to Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series of Securities), premium, if any, and interest, remaining unpaid on the Securities of that series then outstanding, together with (to the extent lawful) interest on overdue principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 hereof.

SECTION 6.10 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.07 hereof) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled to and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.11 Priorities.

If the Trustee collects any money with respect to Securities of any series pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses, fees, indemnities and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Securityholders for amounts due and unpaid on the Securities of such series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, premium, if any, and interest, respectively and in accordance with the subordination provisions, if any, of the Securities of such series; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

If monies are not allocated to the Securities for any particular series, such monies will be distributed ratably to the Holders of all Securities. The Trustee may fix a record date and payment date for any payment to Holders of Securities of any series pursuant to this Section. The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

SECTION 6.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE 7

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default known to the Trustee:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power, including without limitation, the provisions of Section 6.05 hereof or at the request or direction of any of the Holders, unless it receives security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such performance.

(f) The Trustee shall not be liable for interest on any money received by it, or for any loss which may result from any investment or sale of investment made upon instruction of the Company, except as the Trustee may agree in writing with the Company. Absent written instruction from the Company, the Trustee shall not be required to invest any such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) In no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.02 Rights of Trustee.

Subject to TIA Section 315(a) through (d) and Section 7.01 of this Indenture:

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(b) Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under the Indenture, unless the Trustee’s conduct constitutes negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee may consult with counsel of its selection and may rely upon the advice of such counsel or any Opinion of Counsel and shall not be liable for any action taken or omitted to be taken by the Trustee in accordance with the advice of counsel or other professionals retained or consulted by the Trustee.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular series, as the case may be, and this Indenture and states that it is a “Notice of Default”;

(h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(i) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Issuer Order.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l) Any action to be taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Security shall be conclusive and binding upon future holders of Securities, and upon Securities executed and delivered in exchange therefor or in place thereof.

(m) Except as required pursuant to this Indenture or the TIA, the Trustee is not responsible for monitoring the performance of other persons or for failure of others to perform their duties.

(n) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05 Notice of Defaults.

If as described in Section 7.02(g) hereof a Default or Event of Default with respect to the Securities of any series occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to all Holders of Securities of that series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any such Security, the Trustee may withhold the notice if and so long as the board of directors, executive committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that withholding the notice is in the interests of such Securityholders.

SECTION 7.06 Reports by Trustee to Holders.

Within 60 days after January 1 of any year (commencing January 1, 2024), the Trustee with respect to any series of Securities shall mail to Holders of Securities of that series as provided in TIA Section 313(c) a brief report dated as of such January 1 that complies with TIA Section 313(a) (if such report is required by TIA Section 313(a)). The Trustee shall also comply with TIA Section 313(b)(2).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each stock exchange on which any of the Securities are listed, as required by TIA Section 313(d). The Company shall notify the Trustee when the Securities are listed on any stock exchange, and of any delisting thereof.

SECTION 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services hereunder (which compensation shall not be limited by any provision of law in regard to compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon written request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Company and the Guarantors, jointly and severally, shall indemnify and hold harmless each of the Trustee or any predecessor Trustee and each of their directors, officers, employees and agents for any loss, liability, damage, claims or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it, without negligence or willful misconduct on its part, in connection with the acceptance or administration of this Indenture and its duties hereunder including the costs of defending itself (including reasonable attorney’s fees) against any claim (whether asserted by the Company or any Holder or any other Person) or in connection with enforcing the provisions of this Section. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent (such consent not to be unreasonably withheld).

Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or willful misconduct as determined by a final, non-appealable decision of a court of a competent jurisdiction. To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Securities. Such lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) hereof occurs, the expenses and the compensation for the services will be intended to constitute administrative expenses for purposes of priority under any applicable Bankruptcy Law.

This Section 7.07 shall survive the resignation or renewal of the Trustee and the termination of this Indenture.

SECTION 7.08 Replacement of Trustee.

A resignation or removal of the Trustee with respect to one or more or all series of Securities and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign at any time with respect to one or more or all series of Securities by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee as to that series by so notifying the Trustee upon 30 days’ prior notice in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee with respect to one or more or all series of Securities if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If, as to any series of Securities, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee for that series. Within one year after the successor Trustee with respect to any series takes office, the Holders of a majority in principal amount of the then outstanding Securities of that series may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If a successor Trustee as to a particular series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof with respect to any series, any Holder of Securities of that series who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for that series.

A successor Trustee as to any series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 7.07 hereof), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture as to that series. The successor Trustee shall mail a notice of its succession to the Holders of Securities of that series.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto or any such other documentation as the retiring Trustee shall require wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; provided, however, that nothing herein or in such supplemental Indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust hereunder separate and apart from any trust hereunder administered by any other such Trustee.

Upon the execution and delivery of such supplemental Indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates

SECTION 7.09 Successor Trustee by Merger, Etc.

If the Trustee as to any series of Securities consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee as to that series.

SECTION 7.10 Eligibility; Disqualification.

Each series of Securities shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2). The Trustee as to any series of Securities shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b), including, but not limited to, the provision in Section 310(b)(1).

SECTION 7.11 Preferential Collection of Claims Against the Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12 Paying Agents.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(a) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Securities (whether such sums have been paid to it by the Company or by any obligor on the Securities) in trust for the benefit of Holders or the Trustee;

(b) that it will at any time during the continuance of any Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(c) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Securities) in the payment of any installment of the principal of, premium, if any, or interest on, the Securities when the same shall be due and payable.

ARTICLE 8

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect with respect to any series of Securities issued hereunder, when either:

(1) (a) all Securities of such series that have been authenticated (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company pursuant to Section 8.05 of this Indenture) have been delivered to the Trustee for cancellation; or

(b) all Securities of such series that have not been delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) shall become due and payable at their maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a redemption by the Trustee,

and in the case of (i), (ii) or (iii), the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Legal Tender, non-callable U.S. Government Securities, or a combination of such cash and non-callable U.S. Government Securities, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Debt on the Securities of such series not previously delivered to the Trustee for cancellation for principal, premium, if any, on the Securities of such series to the date of deposit, in the case of Securities that have become due and payable, or to the maturity date or redemption date, as the case may be;

(2) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to such series of Securities; and

(3) the Company delivers an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

SECTION 8.02 Legal Defeasance and Covenant Defeasance.

(a) The Company may, at its option and at any time, elect to terminate all its and the Guarantors’ obligations with respect to all outstanding Securities of any series, the Guarantees and this Indenture (“legal defeasance”), except for:

(1) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, or interest on those Securities when these payments are due from the defeasance trust referred to below;

(2) the Company’s obligations with respect to the issuance of temporary Securities, the registration of Securities, the status of mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Company’s and the Guarantors’ obligations in connection with those rights, powers, trusts, duties, indemnities and immunities; and

(4) the Company’s obligations under the defeasance provisions contained in this Indenture.

(b) In addition, the Company may, at its option and at any time, elect to release its and the Guarantors’ obligations under any covenant described in Sections 4.03 through 4.08, and Section 5.01(a)(3) (“covenant defeasance”) and thereafter any failure by the Company or its Restricted Subsidiaries to comply with such Sections shall not constitute a Default or an Event of Default with respect to the Securities.

(c) If the Company exercises legal defeasance, payment with respect to the outstanding Securities of any series may not be accelerated as a result of an Event of Default. If the Company exercises its covenant defeasance option, payment with respect to the outstanding Securities of any series may not be accelerated because of an Event of Default specified in clause (3) (with respect to any entity other than the Company), (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) (with respect only to Significant Subsidiaries) or (9) in Section 6.01 or because of the failure of the Company to comply with Section 5.01(a)(3).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of covenant defeasance.

SECTION 8.03 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust (the “defeasance trust”), for the benefit of the Holders, cash in U.S. Legal Tender, non-callable U.S. Government Securities or a combination of cash and non-callable U.S. Government Securities, sufficient, in the opinion of a firm of independent public accountants of recognized international standing, to pay the principal, premium, if any, and interest on the outstanding Securities on the maturity date or on an available redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to the maturity date or to that redemption date;

(2) in the case of legal defeasance only, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b) since the Closing Date of the applicable series of Securities, there has been a change in the applicable federal income tax law, and

(c) based on the ruling obtained under clause (a) or the change in tax law referred to under clause (b), the beneficial owners of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Company must deliver to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred;

(4) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt, and, in each case the granting of Liens in connection therewith) with respect to the Securities shall have occurred and be continuing on the date of such deposit;

(5) legal defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) in the case of legal defeasance only, the Company must deliver to the Trustee an Opinion of Counsel, subject to customary exceptions and assumptions, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights;

(7) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(8) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a legal defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) shall become due and payable on the maturity date within one year or (c) as to which a redemption notice has been given calling the Securities for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.04 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.05 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.04, the “Trustee”) pursuant to Section 8.01 or Section 8.03 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.03(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05 Repayment to the Company.

Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Securities and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Securities shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.06 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Securities in accordance with this Article 8 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

SUPPLEMENTS, AMENDMENTS AND WAIVERS

SECTION 9.01 Without Consent of Holders.

The Company and the Trustee as to any series of Securities may supplement or amend this Indenture or the Securities without notice to or the consent of any Securityholder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for the assumption by a successor entity of the obligations of the Company under this Indenture;

(3) provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code), or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(4) to add additional Guarantees or additional obligors with respect to any series of Securities;

(5) to comply with Article 5;

(6) to secure any series of Securities;

(7) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(8) to make any other change that does not adversely affect the rights of any Securityholder of any series in any material respect;

(9) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

(10) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no outstanding Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

(11) to evidence and provide for the acceptance of appointment by a successor Trustee or a separate Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(12) to establish additional series of Securities as permitted by Section 2.01 hereof; or

(13) conform the text of this Indenture, the Securities or any Guarantee to any provision of the section entitled “Description of Debt Securities and Related Guarantees” in the Form S-3ASR registration statement filed by the Company.

SECTION 9.02 With Consent of Holders.

This Indenture or any series of Securities may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of Securities) of the Holders of at least a majority in aggregate principal amount of the series of the Securities then outstanding, and any existing Default or Event of Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of or interest on the Securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of Securities) of the Holders of a majority in aggregate principal amount of the Securities of that series then outstanding; provided that without the consent of each Holder affected, the Company and the Trustee may not:

(1) reduce the amount of any Security whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Security;

(3) reduce the principal of or change the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase (other than with respect to the minimum notice period to Holders of Securities), or reduce the redemption or repurchase price for those Securities (except, in the case of repurchases, as would otherwise be permitted under clauses (7) and (9) of this Section 9.02);

(4) make any Security payable in money other than that stated in the Security and this Indenture;

(5) impair the contractual right of any Holder to receive payment of principal, premium, interest on that Holder’s Security on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such Holder’s Security or any Guarantee;

(6) modify the provisions contained in this Indenture permitting Holders of a majority in principal amount of the Securities to waive a Default or Event of Default;

(7) after the Company’s obligation to purchase the Securities arises under this Indenture or any supplemental indenture, amend, modify or change the obligation of the Company to make or consummate a change of control offer or waive any default in the performance of that change of control offer or modify any of the provisions or definitions with respect to any such offer;

(8) make any change to or modify the ranking of any such Security or related Guarantee that would adversely affect the Holders of such Securities; or

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Securities shall not be rendered invalid by such tender or exchange.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall deliver to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Upon the written request of the Company, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 9.03 Compliance with the Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall comply with the TIA.

SECTION 9.04 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security; provided, however, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the written notice of revocation before the date on which the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder of Securities of that series.

SECTION 9.05 Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security: (a) the Trustee may require the Holder of the Security to deliver it to the Trustee, the Trustee may, at the written direction of the Company and at the Company’s expense, place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or (b) if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 Trustee to Sign Amendments, Etc.

This Agreement may be amended, modified, supplemented, superseded, rescinded, or canceled only by a written instrument executed by the Company and the Trustee. The Trustee shall sign any amendment or supplemental Indenture if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment or supplement that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ARTICLE 10

GUARANTEES

SECTION 10.01 Guarantee.

Any series of Securities may be guaranteed by one or more of the Guarantors. The terms and the form of any such guarantee will be established in the manner contemplated by Section 2.01 for that particular series of Securities.

SECTION 10.02 Release of a Guarantor.

A Guarantee by a Guarantor of the Securities shall be automatically and unconditionally released and discharged upon:

(1) (a) such Guarantor ceasing to constitute a Restricted Subsidiary of the Company in compliance with this Indenture, whether upon a sale, exchange, transfer or disposition of Capital Stock in such Guarantor (including by way of merger or consolidation) or the designation of such Guarantor as an Unrestricted Subsidiary, or (b) the sale or disposition in compliance with this Indenture of all or substantially all of the assets of such Guarantor;

(2) such Guarantor ceasing to be a guarantor under the U.S. Credit Facilities, except a discharge or release by or as a result of payment under such guarantee;

(3) the exercise of the legal defeasance option or the covenant defeasance option under Section 8.02 or if the obligations of the Company under this Indenture are otherwise discharged in accordance with the terms of this Indenture; or

(4) a release in accordance with Article 9.

Once released, the Company shall not be required to cause the reinstatement of any Guarantee of the Securities even if one or more of the conditions required for the release is not satisfied in the future.

A Guarantee by a Guarantor of the Securities may be modified or terminated with the consent of Holders of a majority in principal amount of the series of the Securities then outstanding in accordance with Article 9.

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in Section 5.01 of this Indenture.

The Trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Guarantor from its obligations under its Guarantee and this Indenture upon receipt of a request by the Company or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.02.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provision of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. Without limitation of the foregoing, in the event that any series of Securities is secured pursuant to the provisions of Section 2.01(q) of this Indenture, the Trustee, the Company and each Guarantor shall comply with TIA Section 313(b)(1), Section 314(b) and Section 314(d) to the extent required thereby.

SECTION 11.02 Notices.

Any notice or communication is duly given if in writing and delivered in person or sent by first-class mail (registered or certified, return receipt requested), email, telecopier or overnight air courier guaranteeing next-day delivery, addressed as follows:

If to the Company and/or any Guarantor:

c/o Pilgrim’s Pride Corporation

Attention: Chief Financial Officer

1770 Promontory Circle

Greeley, CO 80634

Facsimile: (970) 506-8323

If to the Trustee:

REGIONS BANK

10245 Centurion Parkway, 2nd Floor

Jacksonville, FL 32256

Attention: Craig Kaye

Email: Craig.Kaye@Regions.com

with a copy to:

ALSTON & BIRD LLP

101 S. Tryon Street, Suite 4000

Charlotte, NC 28280-4000

Attention: Adam Smith, Esq.

Email: Adam.Smith@Alston.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when received, if emailed or telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

Any notice or communication to a Securityholder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Security holder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee at the same time. Any notice or communication shall also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 11.03 Communication by Holders With Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities and the Trustee shall comply with the requirements of said TIA Section 312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all covenants and conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, such action is authorized or permitted by this Indenture and that all such covenants and conditions precedent have been complied with.

SECTION 11.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided pursuant to TIA Section 314(a)(4)) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition precedent provided for in this Indenture relating to the proposed action;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or conditions precedent have been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, all conditions precedent or covenants have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an officers’ certificate or certificates of public officials.

SECTION 11.06 Rules by Trustee and Agents.

The Trustee as to Securities of any series may make reasonable rules for action by or at a meeting of Holders of Securities of that series. The Registrar and any Paying Agent or Authenticating Agent may make reasonable rules and set reasonable requirements for their functions.

SECTION 11.07 Legal Holidays.

If a payment date is not a Business Day, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 11.08 No Recourse Against Others.

No past, present or future director, officer, employee, manager, securityholder or incorporator, as such, of the Company or any successor Person shall have any liability for any obligations of the Company or any Guarantor under any series of Securities, any guarantees thereof, or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities.

SECTION 11.09 Counterparts and Electronic Records.

This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Indenture or in any Security, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as pro-vided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

SECTION 11.10 Governing Law.

The internal laws of the State of New York shall govern and be used to construe this Indenture and the Securities (including any guarantees thereof), without giving effect to the applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 11.11 Submission to Jurisdiction; Service of Process; Waiver of Jury Trial.

Each party hereto and each Holder (by their acceptance of the Securities) hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Indenture, the Securities (including any guarantee thereof) or the transactions contemplated hereby and thereby. EACH PARTY HERETO AND EACH HOLDER (BY ITS ACCEPTANCE OF THE SECURITIES) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 11.02, together with written notice of such service to such party, shall be deemed effective service of process upon such party. EACH OF THE PARTIES HERETO AND EACH HOLDER (BY ITS ACCEPTANCE OF THE SECURITIES) IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES (INCLUDING ANY GUARANTEE THEREOF) OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

SECTION 11.12 Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13 Effect of Headings, Table of Contents, Etc.

The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

SECTION 11.14 Successors and Assigns.

All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successor. All agreements of any Guarantor in this Indenture shall bind its successors, except as otherwise provided by the terms hereof.

SECTION 11.15 No Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any subsidiary or of any Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.16 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 11.17 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, earthquakes, fires, floods, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, sabotage, epidemics, riots, acts of civil or military authority or governmental actions, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services and the unavailability of the federal Reserve Bank wire or telex or other wire communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.18 Entire Agreement.

This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.

PILGRIM’S PRIDE CORPORATION

By:
Name: Matthew Galvanoni
Title: Chief Financial Officer and Accounting Officer

PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.

By:
Name: Matthew Galvanoni
Title: Vice-President and Chief Financial Officer

GOLD’N PLUMP POULTRY, LLC

By: JFC LLC
Its: Sole Member

By:
Name: Matthew Galvanoni
Title: Vice-President and Chief Financial Officer

GOLD’N PLUMP FARMS, LLC

By: JFC LLC
Its: Sole Member

By:
Name: Matthew Galvanoni
Title: Vice-President and Chief Financial Officer

JFC LLC

By: PILGRIM’S PRIDE CORPORATION
Its: Sole Member

By:
Name: Matthew Galvanoni
Title: Chief Financial Officer and Chief Accounting Officer

REGIONS BANK, as Trustee

By:
Name: Craig A. Kaye
Title: Vice President

[SIGNATURE PAGE TO INDENTURE]

SCHEDULE 1

GUARANTORS

1. Pilgrim’s Pride Corporation of West Virginia, Inc.

2. Gold’N Plump Poultry, LLC

3. Gold’N Plump Farms, LLC

4. JFC LLC